Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Timothy A. Bonang, Vice President, Investor Relations
(617) 796-8222
www.cwhreit.com

CommonWealth REIT Announces Schedule for 2014 Annual Meeting

Newton, MA (November 25, 2013):  CommonWealth REIT (NYSE: CWH) today announced that its 2014 annual meeting will be held on June 13, 2014.  The period for shareholders to make proposals or nominations for consideration at the 2014 annual meeting will commence on February 21, 2014 and end on March 24, 2014.

CommonWealth REIT is a real estate investment trust, or REIT, which primarily owns office properties located throughout the United States.  CWH is headquartered in Newton, MA.

(end)